UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 30, 2022, MediciNova, Inc. was notified that Genzyme Corporation, a subsidiary of Sanofi, filed its First Amended Complaint, which included a claim for infringement of U.S. Patent No. 9,051,542, on February 23, 2022 in a lawsuit previously filed against Novartis Gene Therapies, Inc., Novartis Pharmaceuticals Corporation, and Novartis AG in the U.S. District Court for the District of Delaware. This patent, among others, was included in the Assignment Agreement dated December 19, 2005, between MediciNova, Inc., as successor in interest to Avigen, Inc., and Genzyme Corporation. The plaintiffs allege that the defendants infringe certain U.S. patents through the unauthorized manufacture, use, and sale of recombinant adeno-associated virus vectors (“rAAV vectors”) for their gene therapy drug Zolgensma®. If Genzyme recovers any monetary damages, by way of settlement or otherwise, as a result of this litigation, then MediciNova may be entitled to receive a certain portion of such monetary damages from Genzyme as per the terms of the assignment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

DATE: April 4, 2022	By:	/s/ Yuichi Iwaki
Yuichi Iwaki, M.D., Ph.D.
President and Chief Executive Officer